Exhibit 3.1

AMENDED AND RESTATED

B Y L A W S

OF

INVITAE CORPORATION

(a Delaware corporation)

(As amended as of March 23, 2021)

-i-

TABLE OF CONTENTS

(continued)

-ii-

AMENDED AND RESTATED

B Y L A W S

OF

INVITAE CORPORATION

(a Delaware corporation)

ARTICLE 1

Offices

1.1 Registered Office. The registered office of the corporation shall be set forth in the certificate of incorporation of the corporation.

1.2 Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board of Directors”) may from time to time designate, or the business of the corporation may require.

ARTICLE 2

Meeting of Stockholders

2.1 Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. The Board of Directors may, in its sole discretion, (a) determine that a meeting of stockholders shall not be held at any place, but may instead be held solely, or (b) permit participation by stockholders at such meeting, by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

2.2 Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meeting.

To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and number of shares of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “1934 Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the Secretary only at the request of the Chairman of the Board, the Chief Executive Officer or

by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4 Notice of Meetings. Except as otherwise provided by law or these bylaws, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.5 List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.

2.6 Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.7 Quorum. Except where otherwise provided by law or the certificate of incorporation of the corporation or these bylaws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

2.8 Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

2.9 Voting Rights. Unless otherwise provided in the certificate of incorporation of the corporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

2.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of an applicable law or of the certificate of incorporation of the corporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.11 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

2.12 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (b) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.

2.13 Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

ARTICLE 3

Directors

3.1 Number, Election, Tenure and Qualifications. The number of directors that shall constitute the entire Board of Directors shall be fixed from time to time by resolution adopted by a majority of the directors of the corporation then in office. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires.

The Board of Directors shall be divided into three classes, each class to serve for a term of three (3) years and to be as nearly equal in number as possible. Class I shall be comprised of directors who shall serve until the first annual meeting of stockholders following the effective date of these bylaws. Class II shall be comprised of directors who shall serve until the second annual meeting of stockholders following the effective date of these bylaws. Class III shall be comprised of directors who shall serve until the third annual meeting of stockholders following the effective date of these bylaws. The Board of Directors is authorized, upon the initial effectiveness of the classification of the Board of Directors, to assign members of the Board of Directors already in office among the various classes as determined by the Board of Directors.

At each annual meeting of the stockholders, directors shall be elected for that class of directors whose terms are then expiring, except as otherwise provided in Section 3.2, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

If a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director shall promptly tender his or her irrevocable resignation for the Board of Directors’ consideration. If such director’s resignation is accepted by the Board, then the Board of Directors, in its sole discretion, may fill the resulting vacancy in accordance with the provisions of Section 3.2 or may decrease the size of the Board of Directors in accordance with the provisions of Section 3.1.

Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board of Directors must be (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) made by any stockholder of record of the corporation entitled to vote for the election of directors at the applicable meeting who complies with the notice procedures set forth in this Section 3.1. Directors need not be stockholders. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation (i) in the case of an annual meeting of stockholders, not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder and (v) the nominee’s written consent to serve, if elected, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder, and (iii) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

3.2 Enlargement and Vacancies. Except as otherwise provided by the certificate of incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Directors chosen pursuant to any of the foregoing provisions shall hold office until the next annual election at which the term of the class to which he or she has been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, or by the certificate of incorporation or the bylaws of the corporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

3.3 Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business addressed to the attention of the Chief Executive Officer, the Secretary, the Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, who shall in turn notify the full Board of Directors (although failure to provide such notification to the full Board of Directors shall not impact the effectiveness of such resignation). Such resignation shall be effective upon receipt of such notice by one of the individuals designated above unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, but only for cause, by the holders of a majority of the voting power of the capital stock issued and outstanding then entitled to vote at an election of directors.

3.4 Powers. The business of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.5 Chairman of the Board. The directors shall elect a Chairman of the Board and may elect a Vice Chair of the Board, each to hold such office until their successor is elected and qualified or until their earlier resignation or removal. In the absence or disability of the Chairman of the Board, the Vice Chair of the Board, if one has been elected, or another director designated by the Board of Directors, shall perform the duties and exercise the powers of the Chairman of the Board. The Chairman of the Board of the corporation shall if present preside at all meetings of the stockholders and the Board of Directors and shall have such other duties as may be vested in the Chairman of the Board by the Board of Directors. The Vice Chair of the Board of the corporation shall have such duties as may be vested in the Vice Chair of the Board by the Board of Directors.

3.6 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors; provided, however, that any director who is absent when such a determination is made shall be given prompt notice of such determination.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or by the written request of a majority of the directors then in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

3.9 Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, as it presently exists or may hereafter be amended, or by the bylaws of the corporation. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.10 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.11 Telephone Meetings. Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 Committees. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the lawfully delegated powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request or the charter of such committee may then require. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board of Directors.

3.13 Fees and Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

3.14 Proxy Access for Director Nominations.

(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 3.14, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder (as defined in clause (d) below of this Section 3.14) pursuant to and in accordance with this Section 3.14 (a “Stockholder Nominee”). For purposes of this Section 3.14, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in clause (h) of this Section 3.14). For the avoidance of doubt, nothing in this Section 3.14 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the corporation pursuant to this Section 3.14. Subject to the provisions of this Section 3.14, the name of any Stockholder Nominee included in the corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 3.14, the Eligible Stockholder shall have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and shall expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Section 3.14. To be timely, a Notice of Proxy Access Nomination shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 3.14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 3.14(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such stockholder or group of stockholders), (ii) the number of incumbent directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence), and (iii) the number of persons for which the corporation shall have received notice that a stockholder intends to nominate as a candidate for election to the Board of Directors at the annual meeting of stockholders pursuant to Section 3.1 of these bylaws, but only to the extent the Permitted Number after such reduction with respect to this clause (iii) equals or exceeds one. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 3.14 whom the Board of Directors determines to include in the corporation’s proxy statement (whether as a Stockholder Nominee or otherwise) shall be counted as one of the Stockholder Nominees even if such individual’s nomination is subsequently withdrawn, disregarded or declared invalid or ineligible, unless such withdrawal, disregard, or declaration of invalidity or ineligibility occurs before the date that is twenty-five (25) calendar days prior to the anniversary of the date that the corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 3.14 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.14 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.14 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 3.14 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d) An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in clause (e) below of this Section 3.14) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the corporation that represents at least three percent (3%) of the outstanding shares of common stock of the corporation as disclosed in the corporation’s most recent periodic filing with the Securities and Exchange Commission prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the corporation in accordance with this Section 3.14 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting, and (iii) meets all other requirements of this Section 3.14; provided, that if an Eligible Stockholder consists of or is proposed to consist of a permitted group of stockholders, then (x) only the least number of shares Owned by a given stockholder at any time during the Minimum Holding Period may be counted toward the Required Shares for purposes of the foregoing clause (i), and (y) the condition of the foregoing clause (ii) shall be considered satisfied only if each stockholder that is a member of such group of stockholders continues to Own through the date of the annual meeting no less than the least number of shares Owned by such stockholder at any time during the Minimum Holding Period. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 3.14 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (ii) a breach of any obligation, agreement or representation under this Section 3.14 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e) For purposes of this Section 3.14, a stockholder shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on three (3) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (A) promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials, and (B) continue to hold such recalled shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the Board of Directors, which determination shall be conclusive and binding on the corporation and its stockholders.

(f) To be in proper written form, a Notice of Proxy Access Nomination shall set forth or be accompanied by the following:

(1) a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, and (C) agreeing to continue to own the Required Shares for at least one (1) year following the annual meeting;

(2) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the corporation, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting or the public announcement thereof, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(3) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act;

(4) the information, representations, agreements and other documents that would be required to be set forth in or included with a Nomination Notice pursuant to Section 3.1) (including the written representation and agreement of each Stockholder Nominee required by Section 3.15);

(5) a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 3.14, (C) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(6) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.14 or any solicitation or other activity in connection therewith, and (C) file with the Securities and

Exchange Commission any solicitation relating to the meeting at which its Stockholder Nominee(s) will be nominated (other than such Eligible Stockholder’s Supporting Statement), regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the 1934 Act;

(7) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 3.14 (including withdrawal of the nomination); and

(8) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) In addition to the information required or requested pursuant to Section 3.14(f) or any other provision of these bylaws, (i) the corporation may require any proposed Stockholder Nominee to furnish any other information that (A) may reasonably be requested by the corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Independence Standards”), (B) could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee, or (C) may reasonably be requested by the corporation to determine the eligibility of such Stockholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 3.14 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h) The Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words for each Stockholder Nominee, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 3.14, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the corporation if the Eligible Stockholder ceases to Own at least the Required Shares at any time prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 3.14 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 3.14(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 3.14).

(j) Notwithstanding anything to the contrary contained in this Section 3.14, the corporation shall not be required to include in its proxy materials, pursuant to this Section 3.14, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 3.14, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 3.14, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, or the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination made pursuant to this Section 3.14, in each case as determined by the Board of Directors or any committee thereof or the chairperson of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (C) the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(l) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.14 for the next two (2) annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to Section 3.1 of these bylaws.

(m) This Section 3.14 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials. The Board of Directors is authorized to interpret and apply the provisions and requirements of Sections 3.14 and Section 3.15, and any such interpretations or determinations shall be conclusive and binding on the corporation and its stockholders.

3.15 Director Nominee Representation and Agreement. In order to be eligible for election or reelection as a director of the corporation, a person must deliver to the Secretary at the principal executive offices of the corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s service or action as a director that has not been disclosed to the corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business ethics, corporate governance guidelines, securities trading policies and any other policies or guidelines of the corporation applicable to directors, and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

ARTICLE 4

Officers

4.1 Officers Designated. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief

Financial Officer. The Board of Directors may also choose a Treasurer, one or more Vice Presidents, and one or more assistant Secretaries or assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation of the corporation or these bylaws otherwise provide.

4.2 Election. The Board of Directors shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Other officers may be appointed by the Board of Directors or may be appointed by the Chief Executive Officer pursuant to a delegation of authority from the Board of Directors.

4.3 Tenure. Each officer of the corporation shall hold office until such officer’s successor is appointed and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer appointed by the Board of Directors or by the Chief Executive Officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors or a committee duly authorized to do so. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.4 The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

4.5 The President. The President shall, in the event there is no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board of Directors, the Chief Executive Officer or these bylaws.

4.6 The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board of Directors, the Chief Executive Officer, the President or these bylaws.

4.7 The Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall sign such instruments on behalf of the corporation as the Secretary may be authorized to sign by the Board of Directors or by law and shall countersign, attest and affix the corporate seal to all certificates and instruments where such countersigning or such sealing and attesting are necessary to their true and proper execution. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

4.8 The Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board of Directors (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

4.9 The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer in charge of the general accounting books, accounting and cost records and forms. The Chief Financial Officer may also serve as the principal accounting officer and shall perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

4.10 The Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

4.11 Bond. If required by the Board of Directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.

4.12 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 5

Notices

5.1 Delivery. Whenever, under the provisions of law, or of the certificate of incorporation of the corporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by commercial delivery service, facsimile transmission, electronic means or similar means addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

5.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation of the corporation or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE 6

Indemnification and Insurance

6.1 Indemnification of Officers and Directors. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation (or any predecessor), or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessors of such entities) (hereinafter an

“Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, including, but not limited to, Section 102(b)(7) of the DGCL (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each person who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right.

Any indemnification (but not advancement of expenses) under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (d) by the stockholders.

6.2 Indemnification of Others. This Article 6 does not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section 6.1 when and as authorized by the Board or by the action of a committee of the Board or designated officers of the corporation established by or designated in resolutions approved by the Board; provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of a written undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 6 or otherwise.

6.3 Advance Payment. The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within thirty (30) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 or otherwise.

Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Article 6, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of the Disinterested Directors, even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

6.4 Right of Indemnitee to Bring Suit. If a claim for indemnification (following final disposition of such proceeding) or advancement of expenses under this Article 6 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

6.5 Non-Exclusivity and Survival of Rights; Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation of the corporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

6.6 Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

6.7 Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

6.8 Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 7

Capital Stock

7.1 Certificates for Shares. The shares of the corporation shall be (i) represented by certificates or (ii) uncertificated and evidenced by a book-entry system maintained by or through the corporation’s transfer agent or registrar. Certificates shall be signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2 Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

7.4 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5 Lost, Stolen or Destroyed Certificates. The corporation may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the corporation may require. When authorizing the issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, to indemnify the corporation in such manner as it may require, and/or to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 8

General Provisions

8.1 Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the certificate of incorporation of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation of the corporation.

8.2 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

8.3 Corporate Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

8.4 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.5 Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE 9

Amendments

These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors pursuant to the applicable provisions of the certificate of incorporation of the corporation at (a) any regular meeting of the stockholders or of the Board of Directors or (b) any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.